UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

TerrAscend Corp.

(Exact name of Registrant as Specified in Its Charter)

Canada	000-56363	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 City Centre Drive Suite 501
Mississauga, Ontario, Canada		L5B 1M5
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 628-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A	TSNDF	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

* The registrant’s common shares, no par value, trade over-the-counter on OTCQX Best Market under the trading symbol “TSNDF”.

Item 5.07 Submission of Matters to a Vote of Security Holders.

TerrAscend Corp. (the "Company") held a special meeting of shareholders on August 24, 2026 (the "Special Meeting"), virtually via a live webcast. As of June 30, 2026, the record date for the Special Meeting, the Company had 309,175,647 common shares issued and outstanding (the "Common Shares"). Of that number, 144,172,305 Common Shares were represented virtually or by proxy at the Special Meeting. The Company’s shareholders voted on the following proposal at the Special Meeting, casting their votes as described below.

Proposal 1: Approval of a Share Consolidation Resolution

The Company’s shareholders adopted a special resolution approving the amendment to the articles of the Company, as amended, to provide that: (i) the authorized share capital of the Company be altered by consolidating all of the Common Shares, non-participating, non-voting, unlisted exchangeable shares (the “Exchangeable Shares”), and preferred shares, issuable in series (the “Preferred Shares”) based on a ratio to be determined by the Company's Board of Directors, within a range of one post-consolidation share for every five to twenty outstanding pre-consolidation shares, any time prior to August 24, 2027 (or the date that is 12 months immediately following the date that any adjourned or postponed Meeting is reconvened or held, as the case may be), with the exact ratio to be set at a whole number within this range by the Company's Board of Directors in its sole discretion and applicable for all of the Common Shares, Exchangeable Shares, and Preferred Shares; and (ii) any fractional shares arising from the consolidation of the Common Shares, Exchangeable Shares, and Preferred Shares will be deemed to have been tendered by its registered owner to the Corporation for cancellation for no consideration, as described in more detail in the Company's Management Information Circular and Proxy Statement filed with the United States Securities and Exchange Commission on July 6, 2026. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
143,095,552	935,318	141,435	0

Item 7.01 Regulation FD Disclosure.

On August 20, 2026, the Company issued a press release announcing the renewal and replenishment of its share repurchase program. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth under this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On August 20, 2026, the Company announced that its Board of Directors authorized the renewal and replenishment of its program to repurchase up to the lesser of 10,000,000 Common Shares or USD$10,000,000 of its Common Shares over the 12-month period from August 24, 2026, to August 23, 2027 (the “2026 Program”), which represents approximately 3.23% of the Company’s outstanding Common Shares as of August 13, 2026. The 2026 Program replaces the Company’s existing repurchase program. Repurchases under the 2026 Program may be made from time to time via open market purchases at prevailing market prices, in privately negotiated transactions, block trades, or pursuant to trades intending to comply with Rule 10b5-1 under the Exchange Act, or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations. The actual timing, number, and dollar amount of repurchase transactions will be determined by the Company’s management at its discretion and will depend on a number of factors including, but not limited to, the market price of the Company’s Common Shares. There is a daily repurchase restriction of 58,784 Common Shares, which represents 25% of the Company’s average daily trading volume on the Toronto Stock Exchange of 235,136 Common Shares. While the Company intends to proceed with the 2026 Program, the Company is not obligated to acquire any specific number of Common Shares and may be suspended, modified, or discontinued at any time at the Company’s discretion. Any Common Shares acquired will be returned to treasury and cancelled.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerrAscend Corp.

Date:	August 24, 2026	By:	/s/ Eric Jackson
Eric Jackson Chief Financial Officer